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                                                              Exhibit 4(c)(ii)

                             FIRST AMENDMENT TO THE
                                 NOVACARE, INC.
                             1998 STOCK OPTION PLAN

         This First Amendment to the NovaCare, Inc. 1998 Stock Option Plan (the "Plan") dated as of this 30th day of June, 2002, is made and adopted by J. L. Halsey Corporation, a Delaware corporation (the "Company").

         WHEREAS, effective as of the date hereof, NAHC, Inc. (formerly NovaCare, Inc.), a Delaware corporation ("NAHC"), has merged with and into the Company pursuant to that certain Certificate of Ownership and Merger (the "Merger Certificate") by and between NAHC and the Company;

         WHEREAS, the Merger Certificate provides that the Company shall assume all of the rights and obligations of NAHC under the Plan;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. TITLE OF PLAN. The title of the Plan, as set forth on the first page of the Plan, is hereby amended to read, in its entirety, as follows:

                            "J. L. HALSEY CORPORATION
                             1998 STOCK OPTION PLAN"

         2. SECTION 2.6.

            Section 2.6 is amended and restated to read, in its entirety, as follows:

         ""Company" means J. L. Halsey Corporation, a Delaware corporation. In addition, "Company" shall mean any corporation assuming, or issuing new stock options in substitution for, Options outstanding under the Plan."

         3. SECTION 2.21.

            Section 2.21 is amended and restated to read, in its entirety, as follows:

         ""Plan" means the J. L. Halsey Corporation 1998 Stock Option Plan."

         In all other respects, the Plan is ratified and confirmed.

                                J. L. HALSEY CORPORATION,
                                a Delaware corporation

                                By: /s/ David R. Burt
                                    -------------------------------------------
                                    Name:  David R. Burt
                                    Title: Chief Executive Officer,
                                           President, Secretary and Treasurer